UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2010

PROTEO, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32849	88-0292249
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2102 Business Center Drive, Irvine, California 92612
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 253-4616

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

As of February 11, 2010, FID Esprit AG, a Swiss corporation (“Investor”), owed Registrant $1,803,631.85 pursuant to that certain promissory note dated June 9, 2008, in the original principal amount of $3,600,000 (the “Note”), which was issued in connection with that certain Preferred Stock Purchase Agreement dated June 9, 2008 (“Stock Purchase Agreement”), as modified by that certain Forbearance Agreement dated July 6, 2009 (“Forbearance Agreement”).

On February 11, 2010, the Registrant entered into an Agreement on the Assumption of Debt (“Agreement”) among the Registrant, btd biotech development GmBH (“Assignee”), and Axel J. Kutscher (“Guarantor”).  Pursuant to the Agreement, Registrant consented to Assignee’s assumption of the obligations owed to Registrant by Investor under the Note, Stock Purchase Agreement, and Forbearance Agreement.  The Guarantor consented to the assumption of the obligations owed to Registrant by Investor and acknowledged, agreed, and consented to the continuing validity of his guaranty.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement, a copy of which is attached hereto as Exhibit 10.12.

Item 9.01	Financial Statements andExhibits.

(d)     Exhibits.  The following materials are filed as exhibits to this current report on Form 8-K.

Exhibit Number	Description

10.12	Agreement on the Assumption of Debt dated February 11, 2010.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEO, INC.

Date: February 17, 2010	By:	/s/ BIRGE BARGMANN
Birge Bargmann
Chief Executive Officer

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